CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated July 27, 2011, relating to the financial statements and financial highlights which appears in the May 31, 2011 Annual Report to Shareholders of Nuveen Colorado Municipal Bond Fund (a series of Nuveen Multistate Trust I), which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

December 5, 2011